CBCI, L.P./ANESIVA, INC. Exhibit 99.1

Name and Address of Reporting Person(1)	Designated Reporter(1))	Statement for Month/Day/Year	Deemed Execution Date (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title and Amount of Security	Title of Derivative Securities and Title and Amount of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership	Disclaims Pecuniary Interest
J.P. Morgan Partners (BHCA), L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 1 & Table II	N/A	I	See Explanatory Note 2 below	No
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 1 & Table II	N/A	I	See Explanatory Note 3 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I & Table II	N/A	I	See Explanatory Note 4 below	No
J.P. Morgan Partners Global Investors, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 2	N/A	D
J.P. Morgan Partners Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 3	N/A	D
J.P. Morgan Partners, Global Investors (Cayman), L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 4	N/A	D

J.P. Morgan Partners, Global Investors, L.P. (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 5	N/A	D
J.P. Morgan Partners Global Investors (Selldown), L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Row 6	N/A	D
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC 270 Park Avenue, 39th floor New York, NY 10017	CVCA, LLC	May 13, 2008	N/A	Anesiva, Inc. (“ANSV”)	See Table I Rows 2-6	N/A	I	See Explanatory Note 5	No
Explanatory Note:

1)
The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of the Reporting Persons disclaims beneficial ownership of the Issuer’s securities to the extent it exceeds such Person’s pecuniary interest.

2)	The amounts shown in Table I row 1 and Table II represent the beneficial ownership of the Issuer’s equity securities by CVCA, LLC (“CVCA”). The Reporting Person is the sole member of CVCA.

3)
The amounts shown in Table I row 1 and Table II represent the beneficial ownership of the Issuer's equity securities by CVCA, a portion of which may be deemed attributable to the Reporting Person because it is the sole general partner of J.P. Morgan Partners (BHCA), L.P. ("JPM BHCA"), the sole member of CVCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

4)
The amounts shown represent the beneficial ownership of the Issuer’s equity securities by (a) CVCA, and (b) J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., and J.P. Morgan Partners Global Investors (Selldown), L.P. (the “JPMP Global Entities”), a portion of which may be deemed attributable to the Reporting Person because it is (1) the general partner of JPMP Master Fund Manager, L.P. (“MF Manager”), the general partner of JPM BHCA (the sole member of CVCA) and (2) the general partner of JPMP Global Investors, L.P. which is the general partner of each of the JPMP Global Entities. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and each of the JPMP Global Entities.

5)
The amounts shown in Table I rows 2-6 represent the beneficial ownership of the Issuer’s equity securities by the JPMP Global Entities. The Reporting Person is the general partner of each of the JPMP Global Entities.